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                                                                    EXHIBIT 23.1


                          GOLDMAN PARKS KURLAND MOHIDIN
                          CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
                             16133 VENTURA BOULEVARD
                                    SUITE 880
                            ENCINO, CALIFORNIA 91436


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NT Media Corporation of California, Inc. of our report dated April 4, 2008 relating to the consolidated financial statements of NT Media Corporation. of California, Inc. for the year ended December 31, 2007.


/s/ Goldman Parks Kurland Mohidin
---------------------------------
Goldman Parks Kurland Mohidin



ENCINO, CALIFORNIA
MARCH 6, 2009